UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2007

HARTE-HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Concord Plaza Drive

San Antonio, Texas 78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2007, Harte-Hanks announced by press release that, effective August 1, 2007, Dean Blythe, Executive Vice President and Chief Financial Officer, has been promoted to President of Harte-Hanks, a position previously held by the Company’s Chief Executive Officer, Richard Hochhauser. Mr. Hochhauser will remain Chief Executive Officer until early 2008, when Mr. Blythe will assume the role of Chief Executive Officer. Mr. Hochhauser will serve as a consultant to the Company beginning in early 2008 for a three-year period, and will continue as a member of the Board of Directors until his current term expires at the Company’s 2008 annual meeting. The Company also announced that, effective August 1, 2007, Gary Skidmore has been promoted to President, Direct Marketing, a newly created position. Mr. Skidmore will also continue to serve as an Executive Vice President of Harte-Hanks. The Company and Mr. Hochhauser will enter into a consulting agreement when finalized.

Mr. Blythe, 49, joined Harte-Hanks in 2001 as the Company’s General Counsel and subsequently became its Chief Financial Officer in June 2003. Mr. Blythe will continue to serve as Chief Financial Officer on an interim basis pending the Company’s appointment of a successor to that position. Prior to joining Harte-Hanks, Mr. Blythe was head of corporate development and general counsel of Hearst-Argyle Television, Inc., a New York Stock Exchange Company, and its predecessor, Argyle Television, Inc. from October 1994 to March 2000. He also served at Belo Corporation in various legal and business capacities, after beginning his career in the private practice of law in Dallas, Texas. Mr. Blythe earned his B.S. in Economics in 1980 from Miami University, Oxford, Ohio, and his J. D. in 1983 from Duke University School of Law, Durham, North Carolina. Mr. Skidmore, 52, joined the Company in 1994, when Harte-Hanks bought Select Marketing, Inc., an Austin, Texas company he started in 1981. As President of Harte-Hanks Direct Marketing, Mr. Skidmore will have responsibility for managing all of the Company’s U.S. and international Direct Marketing businesses and will report to Mr. Blythe. Mr. Skidmore holds an undergraduate degree from Lubbock Christian University, Lubbock, Texas, and a master’s degree in business administration from St. Edward’s University, Austin, Texas. Additional information regarding Messrs. Blythe and Skidmore can be found in the Company’s proxy statement filed with the Securities and Exchange Commission on April 13, 2007 in connection with the Company’s 2007 annual stockholders meeting.

In connection with these organizational changes, the Company also announced that Kathy Calta, currently Executive Vice President, is expected to leave the Company in early 2008 to pursue other professional opportunities. Ms. Calta will remain in a transitional role reporting to the Chief Executive Officer until her departure.

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing the matters described under Item 5.02 is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being furnished herewith:

Exhibit No.	Description
99.1	Furnished Press Release of Harte-Hanks, Inc. dated July 31, 2007, titled, “Harte-Hanks Announces Executive Promotions and CEO Retirement in Early 2008”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte-Hanks, Inc.

Dated: July 31, 2007

By:	/s/ Bryan J. Pechersky
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Furnished Press Release of Harte-Hanks, Inc. dated July 31, 2007, titled, “Harte-Hanks Announces Executive Promotions and CEO Retirement in Early 2008”